DISCOVERY COMMUNICATIONS, INC. 2011 EMPLOYEE STOCK PURCHASE PLAN

[May 17, 2011]

     This Plan provides eligible employees of Discovery Communications, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s Series A common stock, $0.01 par value (the “Common Stock”). Five million shares of Common Stock in the aggregate have been approved for this purpose, subject to any adjustment under Section 15 hereof, commencing as determined by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”). This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations issued thereunder, and must be interpreted consistent with such intent.

1. Administration. The Plan will be administered by the Board or the Committee.

The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto will be final and conclusive.

     2. Eligibility. All employees of the Company and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

     (a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week;

     (b) they have been employed by the Company or a Designated Subsidiary for at least 30 days before enrolling in the Plan; and

     (c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

     No employee may be granted an Option hereunder if such employee, immediately after the Option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code apply in determining the stock ownership of an employee, and all stock that the employee has a contractual right to purchase will be treated as stock owned by the employee.

     The Company retains the discretion to determine which eligible employees may participate in an offering pursuant to and consistent with Treasury Regulation Sections 1.423-2(e) and (f).

3. Offerings and Plan Periods. The Company will make one or more offerings

(“Offerings”) to employees to purchase stock under this Plan. Offerings may apply to the

Company and all Designated Subsidiaries or to any combination of those entities. As specified in the Plan, the Board or the Committee can vary many operational features of the Plan on an Offering by Offering basis and can determine that a decision made for one Offering will or will not continue to apply to future Offerings until prospectively revised. Any decisions made on an Offering by Offering basis must comply with the requirement to provide equal rights and privileges to all participants. Offerings will begin on such dates as the Board or the Committee may determine from time to time (the “Offering Commencement Dates”) and will run for a specified number of up to 24 months (a “Plan Period”) during which employee contributions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion and on an Offering by Offering basis, choose differing Plan Periods of 24 months or less and/or choose differing Offering Commencement Dates.

4. Participation. An employee eligible on the Offering Commencement Date of any

Offering may participate in such Offering by completing and forwarding such documentation in such manner as the Committee may determine at least 10 days before the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown or separately identified on the employee’s Federal Income Tax Withholding Statement and, on an Offering by Offering basis, such other forms of compensation as the Committee may determine.

     5. Deductions. The Company will maintain payroll deduction accounts for all participating employees or provide such other system for accounting for participation as the Board or the Committee determines. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of ten percent of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. The Board or the Committee may, at its discretion, designate a lower maximum contribution rate. Payroll deductions may be at the rate of whole percentages of Compensation with any change in compensation during the Plan Period to result in an automatic corresponding change in the dollar amount withheld as soon as practicable following the change. The Board or the Committee may establish a minimum payroll deduction percentage with respect to Compensation from time to time. The Board or the Committee may also permit participation by payment through other means, including direct payment to the Company, on an Offering by Offering basis.

     6. Deduction Changes. An employee may decrease or discontinue his payroll deduction once during any Plan Period, by completing and forwarding such documentation in such manner as the Committee may determine. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted before his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

     7. Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such rate as it may from time to time determine.

     8. Withdrawal of Funds. An employee may not less than 10 days before the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. (The Board or the Committee, on an Offering by Offering basis, may specify an earlier deadline for withdrawal.) Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period during which the employee withdrew his or her balance. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

9.	Purchase of Shares.
	(a)	Number of Shares.	On the Offering Commencement Date of each Plan

Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (an “Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”) at the applicable purchase price (the “Option Price”) up to a whole number of shares of Common Stock to be determined in advance of an Offering and specified on an Offering by Offering Basis; provided, however, that no employee may be granted an Option that permits his or her rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate that exceeds $25,000 of the fair market value of such Common Stock (determined at the date such Option is granted) for each calendar year in which the Option is outstanding at any time.

     (b) Option Price. The Board or the Committee will determine the Option Price for each Plan Period, including whether such Option Price will be determined based on the lesser of the closing price of the Common Stock on (i) the first business day of the Plan Period or (ii) the Exercise Date or will be based solely on the closing price of the Common Stock on the Exercise Date; provided, however, that such Option Price must be at least 85% of the applicable closing price. In the absence of a determination by the Board or the Committee, the Option Price will be 85% of the closing price of the Common Stock on the Exercise Date. The closing price will be (a) the closing price (for the primary trading session) on any national securities exchange on which the Common Stock is listed or (b) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal or another source selected by the Board or the Committee on the business day preceding the applicable date of grant or purchase. If no sales of Common Stock were made on such a day, the price of the Common Stock will be the reported price for the next preceding day on which sales were made.

     (c) Exercise of Option. Each employee who continues to be a participant in the Plan on the Exercise Date will be deemed to have exercised his or her Option at the Option Price on such date and will be deemed to have purchased from the Company the number of shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions on such date will pay for, but not in excess of the maximum numbers determined in the manner set forth above. The Board or the Committee may specify on an Offering by Offering basis whether fractional shares of Common Stock will be purchased.

     (d) Return of Unused Payroll Deductions. Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that, assuming fractional share purchases are not permitted for the particular Offering, any balance that is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

     10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank, or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

     11. Effect of Termination of Employment, Death, or Change in Employer. If a participating employee's employment ends before the last business day of a Plan Period, no payroll deduction will be taken from any pay then due and owing to the employee and the balance in the employee’s account will be paid to the employee. If the employee dies before the last business day of a Plan Period, the Company will, upon notification of such death, pay the balance of the employee’s account (a) to the executor or administrator of the employee’s estate or (b) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, before the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed ceases to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee will be deemed to have terminated employment for the purposes of this Plan.

     12. Participants Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his or her pay will make such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until he or she has purchased and received such shares.

     13. Options Not Transferable. Options under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution and are exercisable during the employee’s lifetime only by the employee.

     14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15.	Adjustment for Changes in Common Stock and Certain Other Events. (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Section 9, and (iii) the Option Price will be equitably adjusted to the extent determined by the Board or the Committee.

(b)	Reorganization Events.

(1) Definition. A “Reorganization Event” means: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

     (2) Consequences of a Reorganization Event on Options. In connection with a Reorganization Event, the Board or the Committee may take any one or more of the following actions as to outstanding Options on such terms as the Board or the Committee determines: (i) provide that Options will be assumed, or substantially equivalent Options will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to employees, provide that all outstanding Options will be terminated immediately before the consummation of such Reorganization Event and that all such outstanding Options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board or the Committee in such notice, which date shall not be less than 10 days preceding the effective date of the Reorganization Event, (iii) upon written notice to employees, provide that all outstanding Options will be cancelled as of a date before the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), change the last day of the Plan Period to be the date of the consummation of the Reorganization Event and make or provide for a cash payment to each employee equal to (A) (i) the Acquisition Price times (ii) the number of shares of Common Stock that the employee’s accumulated payroll deductions as of immediately before the Reorganization Event could purchase at the Option Price, where the Acquisition Price is treated as the fair market value of the Common Stock on the last day of the applicable Plan Period for purposes of determining the Option Price under Section 9(b) hereof, and where the number of shares that could be purchased is subject to the limitations set forth in Section 9(a), minus (B) the result of multiplying such number of shares by such Option Price, (v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (net of the Option Price thereof) and (vi) any combination of the foregoing.

     For purposes of clause (i) above, an Option will be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately before the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately before the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determines to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

     16. Amendment of the Plan. The Board or the Committee may at any time, and from time to time, amend or suspend this Plan or any portion thereof, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment will not be effected without such approval, and (b) in no event may any amendment be made that would cause the Plan to fail to comply with Section 423 of the Code.

     17. Insufficient Shares. If the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro-rata basis, with the proration based on account balances.

     18. Termination of the Plan. This Plan may be terminated at any time by the Board or the Committee. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

     19. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

     20. Governing Law. The Plan will be governed by Delaware law except to the extent that such law is preempted by federal law.

     21. Issuance of Shares. Shares may be issued upon exercise of an Option from shares held in the treasury of the Company, from authorized but unissued Common Stock, or from any other proper source.

22. Required Holding Period; Notification upon Sale of Shares.

     (a) The Board or the Committee may provide, on an Offering by Offering basis, that participants may not sell or otherwise transfer shares purchased under the Plan until the lapse of a specified period after the date of purchase, except in the event of and in connection with a Reorganization Event or on such other events (including death, disability, termination of employment, or hardship situation (subject to rules similar to those the Company applies under its 401(k) plan)) as the Board or the Committee may determine. During this restricted period, unless the Administrator consents to another approach, the Participants must retain their shares at a broker designated by the Administrator.

     (b) Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

     23. Grants to Employees in Foreign Jurisdictions. The Company may, to comply with the laws of a foreign jurisdiction, grant Options to employees of the Company or a Designated Subsidiary who are citizens or residents of such foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) with terms that are less favorable (but not more favorable) than the terms of Options granted under the Plan to employees of the Company or a Designated Subsidiary who are resident in the United States. Notwithstanding the preceding provisions of this Plan, employees of the Company or a Designated Subsidiary who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from eligibility under the Plan if (a) the grant of an Option under the Plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (b) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code. The Company may add one or more appendices to this Plan describing the operation of the Plan in those foreign jurisdictions in which employees are excluded from participation or granted less favorable Options.

     24. Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan with respect to one or more Designated Subsidiaries, provided that such sub-plan complies with Section 423 of the Code.

     25. Withholding. If applicable tax laws are revised to impose a tax withholding obligation, each affected employee must, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

     26. Effective Date and Approval of Shareholders. The Plan shall take effect on May 17, 2011 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Adopted by the Compensation Committee

on March 16, 2011

Approved by the stockholders on May ___, 2011

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